EXHIBIT 99.2

 August 4, 2016  Q2 2016 FINANCIAL RESULTS

 SAFE HARBOR STATEMENT  The adjusted GAAP and GAAP earnings per share goals, as well as effective income tax rate and fully diluted shares for 2016, outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this presentation. These risks and uncertainties include, but are not limited to, the impact of the general economy and economic uncertainty on our business, client demand for our services and solutions, maintaining a balance of our supply of skills and resources with client demand, effectively competing in a highly competitive market, protecting our clients’ and our data and information, risks from international operations including fluctuations in exchange rates, obtaining favorable pricing to reflect services provided, adapting to changes in technologies and offerings, risk of loss of one or more significant vendors, legal liabilities including intellectual property protection and infringement or the disclosure of personally identifiable information, risks associated with managing organic and acquisition growth, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Form 10-Q.

 RECONCILIATION OF ADJUSTED GAAP MEASURES  The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted EPS guidance:

 OPERATING METRICS

 OPERATING METRICS

 SOLUTIONS DATA

 INDUSTRY DATA

 PLATFORM DATA